Exhibit 99.1

Gloo Holdings, Inc. Reports Third Fiscal Quarter 2025 Financial Results

BOULDER, Colorado – December 17, 2025 – Gloo Holdings, Inc. (Nasdaq: GLOO), a leading technology platform for the faith and flourishing ecosystem, today reported financial results for its third quarter ended October 31, 2025.

“Q3 marks a solid start as a public company. We delivered very strong revenue growth and continued progress toward profitability, while strategically expanding our platform through the acquisitions of XRI Global and Igniter,” said Scott Beck, CEO of Gloo. “We believe these additions, along with today’s announcement that we are acquiring Westfall Gold, will deepen our donor engagement services and significantly advance the AI capabilities we are providing to customers. We remain focused on disciplined execution as we serve those who serve and build the trusted infrastructure for the faith and flourishing ecosystem.”

Third Quarter 2025 Financial Highlights and Recent Events

•
Total revenue of $32.6 million, up 432% year over year, and increase of $26.4 million from the prior year period and beating consensus of $24.0 million.
•
Platform revenue totaled $19.8 million, up 226% year over year, an increase of $13.7 million compared to the third quarter of 2024.
•
Platform Solutions revenue of $12.7 million, up $12.7 million from the third quarter of 2024.
•
$143.1 million of debt successfully converted at the time of the IPO in Q4.
•
Net loss of $39.0 million, compared to $13.6 million in the prior year period. In conjunction with the convertible debt issued, there are meaningful non-cash charges in Q3 that do not continue after the IPO. Adjusting for these and other non-routine charges, non-GAAP net loss attributable to members of Gloo Holdings was $26.7 million.
•
Adjusted EBITDA of negative $19.2 million, beating consensus estimates of negative $23.0 million, and compared to negative $10.2 million in the prior year period.

“We're pleased with our Q3 financial performance, including significant revenue growth. We believe our acquisition strategy is proving effective, as these acquisitions will be accretive and strengthen our position in high-value areas of the ecosystem,” said Paul Seamon, CFO of Gloo. “We expect to end 2025 on a positive note and next year we expect strong year-over-year revenue growth and are committed to achieving adjusted EBITDA profitability in Q4 of fiscal year 2026, coupled with disciplined capital allocation as we scale the Gloo platform and deliver value to stockholders.”

Business Highlights

•
Strategic Acquisitions - Gloo recently announced three acquisitions that will further increase the value and reach of the Gloo platform. All three acquisitions are expected to be accretive.
•
Westfall Gold - entered into a definitive agreement to acquire a leading platform for major donor engagement in the faith and flourishing ecosystem, expanding Gloo’s capabilities in donor development and strengthening synergies with Masterworks, acquired earlier this year.
•
XRI Global - completed the acquisition of an AI innovator specializing in advanced voice and multilingual technologies, expanding the revenue opportunity for Gloo AI and Gloo360.
•
Igniter - completed the acquisition of a media innovator serving churches for over two decades. This acquisition combines Gloo’s digital infrastructure and AI with Igniter’s extensive, high-quality media library, enabling churches of all sizes to communicate the Gospel with greater clarity and ease.
•
Key Customers
•
So far in 2025 Gloo has secured over 20 customers that will each contribute over $1 million in annual contract value, and we expect this pace to accelerate in 2026.
•
Signed a multi-year, enterprise-level engagement with American Bible Society, leveraging both Gloo360 and Masterworks to modernize American Bible Society’s technology infrastructure and mass fundraising operations.
•
Announced strategic initiative, with YouVersion as a key partner, to develop the world’s first biblically aligned AI.
•
Other key customers this quarter include Biblica, United Way of Greater Atlanta and Project Rescue.
•
Advancing AI
•
Launched the Flourishing AI Christian (FAI-C) Benchmark, part of a broader benchmarking framework supporting values-aligned AI adoption across the ecosystem.

•
Hosted the Gloo AI Hackathon, bringing together more than 700 developers to build Kingdom-aligned AI solutions.

Fiscal Year 2025 Outlook

Gloo expects revenue for the fourth quarter of its fiscal year 2025 to be between $28 million and $30 million, which represents a more than tripling of revenue growth year over year, and aligns with normal seasonality in this ecosystem. Adjusted EBITDA is expected to be between negative $19.5 million and negative $18.5 million. Looking forward to fiscal year 2026, Gloo expects revenue to more than double to greater than $180 million, inclusive of acquisitions.

Gloo has not provided a reconciliation of its forward outlook for Adjusted EBITDA to its most directly comparable GAAP financial measure in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Gloo is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to interest expense and changes in fair value of certain financial instruments, as well as equity-based compensation and employee stock transactions and related tax effects.

Conference Call Information

Gloo will conduct a conference call with analysts and investors to discuss its third quarter fiscal 2025 financial results and current financial prospects today at 5 p.m. ET. Participants may access the conference call via webcast using this link: Gloo Webcast Link The webcast will be recorded and available for replay. The link and recording will also be available on the Investor Relations section of Gloo's website at investors.gloo.com.

About Gloo Holdings, Inc.

Gloo is a leading technology platform for the faith and flourishing ecosystem, providing values-aligned AI, resources, insights and funding so people and communities flourish and organizations thrive. Gloo serves over 140,000 faith, ministry and nonprofit leaders and is based in Boulder, Colorado.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our growth prospects, market share gains and business initiatives, and our outlook for the fourth quarter and fiscal year of 2025. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Prospectus dated November 18, 2025, filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2025, and in the other documents we file with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, which we expect to file with the SEC on or around the date of this press release. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Gloo has provided in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net loss attributable to members of Gloo Holdings, LLC, and non-GAAP net loss per unit available to members of Gloo Holdings, LLC, basic and diluted.

Gloo uses Adjusted EBITDA to evaluate its core operating performance, support planning and forecasting, and assess strategic opportunities. In addition, Gloo may use Adjusted EBITDA in its incentive compensation programs applicable to some of its employees. Accordingly, Gloo believes that Adjusted EBITDA may provide useful information to investors about its business and financial performance, enhance its overall understanding of our past performance and future prospects, and allow for greater transparency with respect to this measure used by Gloo management in their financial and operational decision making.

Adjusted EBITDA is defined as net loss adjusted to exclude (1) interest expense, (2) income tax expense (benefit), (3) depreciation and amortization, (4) equity-based compensation, (5) financing and restructuring costs, (6) impairment of goodwill, (7) loss (gain) from change in fair value of financial instruments, (8) loss on extinguishment of debt, (9) income (loss) from equity method investments, net, (10) interest income, and (11) other non-cash or non-routine items that are not reflective of Gloo's core operating results.

Gloo also presents non-GAAP net loss attributable to members of Gloo Holdings, LLC, and non-GAAP net loss per unit available to members of Gloo Holdings, LLC, basic and diluted, because it believes that these measures may similarly provide useful information to investors about its business and financial performance, enhance its overall understanding of our past performance and future prospects, and allow for greater transparency with respect to this measure used by Gloo management in their financial and operational decision making. Management also believes that these measures are commonly used by securities analysts, investors and other interested parties in the evaluation of the Company's performance.

Non-GAAP net loss attributable to members of Gloo Holdings, LLC and non-GAAP net loss per unit available to members of Gloo Holdings, LLC, basic and diluted, are defined as net loss attributable to members of Gloo Holdings, LLC and net loss per unit available to members of Gloo Holdings, LLC, basic and diluted, respectively, adjusted to exclude the impact of (1) loss (gain) from change in fair value of financial instruments, (2) loss on extinguishment of debt, (3) other non-routine items, such as IPO related costs, and (4) the income tax expense (benefit) impact of other adjustments, if any. Non-GAAP net loss per unit available to members of Gloo Holdings, LLC, basic and diluted, includes adjustments made to (U.S. GAAP) net loss attributable to members of Gloo Holdings, LLC. The Company has made these non-GAAP adjustments because it believes that these charges are not reflective of its core operating results.

The non-GAAP financial measures included in this press release are not measurements of financial performance under U.S. GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with U.S. GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-routine items. These non-GAAP measures have limitations as analytical tools, and investors should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under U.S. GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. Investors are encouraged to review the most directly comparable GAAP measure and the Company's condensed consolidated financial statements and related notes included in Part I, Item 1 of the Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, which Gloo expects to file with the SEC on or around the date of this press release.

Investor Relations

investor@gloo.us

Gloo Holdings, LLC

Condensed Consolidated Balance Sheets

(unaudited)

	October 31,	January 31,
	2025	2025
	(in thousands, except unit data)
ASSETS
Current assets:
Cash and cash equivalents	$15,134	$13,592
Restricted cash	255	252
Accounts receivable, net of allowance for credit losses of $9 and $68, respectively	8,005	623
Inventory	1,303	1,460
Contract assets	5,004	—
Prepaid expenses and other current assets	9,336	2,388
Total current assets	39,037	18,315
Property and equipment, net	3,650	2,303
Capitalized software, net	28,768	23,578
ROU operating lease asset	8,041	3,835
Long-term investments	100	33,252
Other non-current assets	1,372	209
Intangible assets, net	31,971	11,431
Goodwill	93,761	27,901
Total assets	$206,700	$120,824

LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$9,289	$3,613
Accrued compensation	6,852	4,538
Accrued liabilities	11,530	3,521
Acquisition-related liabilities, current	2,039	1,350
Deferred revenue	8,889	3,725
Debt, current (4)	7,231	3,177
Lease liabilities, current	1,582	685
Total current liabilities	47,412	20,609
Acquisition-related liabilities, non-current	723	100
Debt, non-current	162,653	66,959
Lease liabilities, non-current	6,728	3,095
Derivative liability	33,673	832
Deferred income taxes	2,839	1,911
Other non-current liabilities	10,801	13,426
Total liabilities	$264,829	$106,932

Mezzanine Equity:
Series A Preferred Units (no par value; 39,250,615 authorized as of October 31, 2025 and January 31, 2025; 38,523,781 and 37,532,207 units issued and outstanding as of October 31, 2025 and January 31, 2025, respectively; and aggregate liquidation preference of $461.9 million and $432.7 million as of October 31, 2025 and January 31, 2025, respectively)	364,411	351,887
Redeemable noncontrolling interests	3,233	—
Total mezzanine equity	367,644	351,887

Members’ Deficit:
Common member units (no par value; 13,217,025 units authorized as of October 31, 2025 and January 31, 2025, respectively; and 8,345,221 and 8,201,191 units issued and outstanding as of October 31, 2025 and January 31, 2025, respectively)	—	—
Additional paid-in capital	31,555	23,591
Accumulated deficit	(476,112)	(368,312)
Accumulated other comprehensive income	189	—
Deficit attributable to members of Gloo Holdings, LLC	(444,368)	(344,721)
Equity attributable to noncontrolling interests	18,594	6,726
Total members’ deficit	(425,774)	(337,995)
Total liabilities, mezzanine equity, and members’ deficit	$206,700	$120,824

Gloo Holdings, LLC

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(in thousands, except unit and per unit data)
Revenue:
Platform revenue	$19,824	$6,087	$37,065	$16,550
Platform solutions revenue	12,728	36	23,962	157
Other revenue	—	—	—	13
Total revenue	32,552	6,123	61,027	16,720
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	24,847	4,938	45,815	14,332
Product development	6,136	3,852	16,866	9,957
Sales and marketing	8,144	5,317	23,967	16,141
General and administrative	17,272	2,779	39,478	10,314
Depreciation and amortization	2,846	1,949	8,046	5,560
Total operating expenses	59,245	18,835	134,172	56,304
Operating loss	(26,693)	(12,712)	(73,145)	(39,584)
Other expense (income):
Interest expense	6,390	1,779	12,393	2,854
Other expense (income), net	(210)	(343)	(330)	(537)
Loss (gain) from change in fair value of financial instruments	9,067	(538)	20,503	(758)
Loss on extinguishment of debt	—	—	7,473	—
Total other expense, net	15,247	898	40,039	1,559
Loss before income taxes	(41,940)	(13,610)	(113,184)	(41,143)
Income tax benefit	25	148	318	560
Income (loss) from equity method investments, net	2,888	(164)	2,782	(437)
Net loss	(39,027)	(13,626)	(110,084)	(41,020)
Less: net loss attributable to noncontrolling interests	(978)	—	(2,285)	—
Net loss attributable to members of Gloo Holdings, LLC	$(38,049)	$(13,626)	$(107,799)	$(41,020)

Net loss per unit available to members of Gloo Holdings, LLC, basic and diluted	$(6.08)	$(2.41)	$(15.98)	$(7.34)
Weighted-average common units used to compute net loss per unit available to members of Gloo Holdings, LLC, basic and diluted	8,282,512	7,769,167	8,239,088	7,643,420

Gloo Holdings, LLC

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended October 31,
	2025	2024
	(in thousands)
Operating activities:
Net loss	$(110,084)	$(41,020)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity-based compensation expense	4,928	3,441
Depreciation and amortization	8,046	5,560
Amortization of deferred financing costs	3,016	382
Provision for expected credit losses	145	45
Lease expense	1,169	866
Deferred income taxes	(466)	(560)
Loss (gain) from change in fair value of financial instruments	20,503	758
Loss (gain) on sale of property and equipment	-	18
(Income) loss from equity method investments, net	(2,782)	436
Loss on extinguishment of debt	7,473	—
Debt assumed through PIK interest	1,899	778
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,440)	(742)
Prepaid expenses and other current assets	177	(150)
Other non-current assets	(4,776)	(74)
Accounts payable	3,987	(503)
Accrued expenses and other current liabilities	9,081	(1,658)
Deferred revenue	(1,132)	1,253
Other non-current liabilities	(698)	(2,068)
Net cash used in operating activities	(62,954)	(33,238)
Investing activities:
Purchases of property and equipment	(453)	(266)
Capitalized internal-use software costs	(10,076)	(4,484)
Acquisitions, net of cash acquired	(6,351)	(1,491)
Net cash used in investing activities	(16,880)	(6,241)
Financing activities:
Payments on debt	(2,495)	(190)
Proceeds from debt	81,925	45,680
Payments of deferred financing costs	(85)	(87)
Proceeds from exercise of common unit options	564	—
Proceeds from Member Advances received, net of refunds	5,000	—
Proceeds from Series A Preferred Units issuance	818	325
Payments of deferred offering costs	(4,094)	—
Net cash provided by financing activities	81,633	45,728
Effect of exchange rate changes on cash and cash equivalents	(254)	—
Net increase in cash, cash equivalents and restricted cash	1,545	6,249
Cash, cash equivalents, and restricted cash:
Beginning of period	13,844	13,727
End of period	$15,389	$19,976
Supplemental disclosures of cash flow information:
Cash paid for interest	$3,178	$1,966
Cash paid for taxes	49	—
Supplemental disclosure of non-cash investing and financing activity:
ROU assets obtained in acquisitions	$2,206	$—
ROU assets obtained in exchange for new lease liabilities	1,315	—

Gloo Holdings, LLC

GAAP to Non-GAAP Reconciliation

(unaudited)

The following tables provide a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures for the periods presented:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(in thousands)
Net loss attributable to members of Gloo Holdings, LLC	$(38,049)	$(13,626)	$(107,799)	$(41,020)
Net loss attributable to noncontrolling interests	(978)	—	(2,285)	—
Net loss	(39,027)	(13,626)	(110,084)	(41,020)
Adjusted to exclude:
Interest expense	6,390	1,779	12,393	2,854
Income tax benefit	(25)	(148)	(318)	(560)
Depreciation and amortization	2,846	1,949	8,046	5,560
Equity-based compensation	1,623	564	4,928	3,410
Loss (gain) from change in fair value of financial instruments	9,067	(538)	20,503	(758)
IPO related costs	2,251	—	3,621	—
Transaction related bonuses	732	—	732	—
Loss on extinguishment of debt	—	—	7,473	—
(Income) loss from equity method investments, net	(2,888)	164	(2,782)	437
Interest income	(178)	(337)	(310)	(519)
Adjusted EBITDA	$(19,209)	$(10,193)	$(55,798)	$(30,596)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
	(in thousands, except for unit and per unit data)
Net loss	$(39,027)	$(13,626)	$(110,084)	$(41,020)
Net loss attributable to noncontrolling interests	(978)	—	(2,285)	—
Net loss attributable to members of Gloo Holdings, LLC	(38,049)	(13,626)	(107,799)	(41,020)
Adjusted to exclude:
Loss (gain) from change in fair value of financial instruments	9,067	(538)	20,503	(758)
IPO related costs	2,251	—	3,621	—
Loss on extinguishment of debt	—	—	7,473	—
Income tax impact(1)	—	—	—	—
Non-GAAP net loss attributable to members of Gloo Holdings, LLC	(26,731)	(14,164)	(76,202)	(41,778)
Less: Undeclared cumulative dividends on Series A Preferred Units	5,581	5,071	16,465	15,079
Less: Deemed dividend for conversion of Member Advance	6,700	—	7,400	—
Non-GAAP net loss available to members of Gloo Holdings, LLC basic and diluted	$(39,012)	$(19,235)	$(100,067)	$(56,857)

Weighted average number of common units outstanding, basic and diluted	8,282,512	7,769,167	8,239,088	7,643,420

Net loss per unit available to members of Gloo Holdings, LLC, basic and diluted	$(6.08)	$(2.41)	$(15.98)	$(7.34)
Non-GAAP net loss per unit available to members of Gloo Holdings, LLC, basic and diluted	$(4.71)	$(2.48)	$(12.15)	$(7.44)

(1) The adjustments to net loss attributable to members of Gloo Holdings, LLC relate to accounting transactions that are exclusive to Gloo Holdings, LLC, a nontaxable entity.